UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2013

Sarepta Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Oregon	001-14895	93-0797222
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 First Street

Suite 007

Cambridge, MA 02142

(Address of principal executive offices, including zip code)

(857) 242-3700

(Registrant’s telephone number, including area code)

3450 Monte Villa Parkway, Suite 101

Bothell, WA 98021

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On April 10, 2013, Sarepta Therapeutics, Inc. (the “Company”), Sarepta International CV, a wholly owned subsidiary of the Company, and the University of Western Australia (“UWA”) entered into an agreement under which the existing Exclusive License Agreement by and between the Company and UWA was amended and restated (the “Amended and Restated UWA Agreement”).

Under the terms of the Amended and Restated UWA Agreement, UWA granted the Company an exclusive license under certain UWA intellectual property rights relating to the use of antisense oligonucleotides to induce exon skipping for the treatment of certain muscular dystrophies. The Amended and Restated UWA Agreement provides that the Company must use commercially reasonable efforts to develop, commercialize and market certain products covered by the licensed intellectual property rights (“Products”). Under the Amended and Restated UWA Agreement, the UWA is eligible to receive up to $7.1 million in upfront and development milestone payments, as well as specified royalties (in the low single-digit percentages) as a percentage of net sales of Products during the term of the Amended and Restated UWA Agreement. Unless earlier terminated, the Amended and Restated UWA Agreement will expire, on a country-by-country basis, on the date of expiration of the last to expire valid claims of licensed patent rights in such country. The Amended and Restated UWA Agreement may be terminated on a Product-by-Product basis by us if we no longer desire to commercialize such Product, by UWA if we become insolvent, by each of UWA and the Company if the other party commits a material breach that remains uncured for a defined time period, and by both parties upon mutual written agreement.

The foregoing description of the terms of the Amended and Restated UWA Agreement does not purport to be a complete description and is qualified in its entirety by reference to the Amended and Restated UWA Agreement that will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2013.

On April 11, 2013, the Company issued a press release announcing its entry into the Amended and Restated UWA Agreement, a copy of which is attached to this Report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Press release, dated April 11, 2013, entitled “Sarepta Therapeutics and University of Western Australia Announce Exclusive Worldwide Licensing Agreement for Exon-Skipping Program in Duchenne Muscular Dystrophy”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sarepta Therapeutics, Inc.

By:	/s/ David Tyronne Howton
David Tyronne Howton
Corporate Secretary

Date: April 11, 2013

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated April 11, 2013, entitled “Sarepta Therapeutics and University of Western Australia Announce Exclusive Worldwide Licensing Agreement for Exon-Skipping Program in Duchenne Muscular Dystrophy”